Item 7. Financial Statements and Exhibits.

MOUNTAIN FUEL SUPPLY COMPANY
STATEMENTS OF INCOME
(Unaudited)

                                     3 Months Ended      6 Months Ended      12 Months Ended
                                      June 30,            June 30,            June 30,
                                        1997      1996      1997      1996      1997      1996
                                     (In Thousands)
REVENUES                               $63,323   $57,927  $238,636  $202,830  $407,734  $357,488

OPERATING EXPENSES
  Natural gas purchases                 29,669    25,144   126,880   100,609   208,671   175,940
  Operating and maintenance             25,802    23,746    53,206    49,167   101,149    93,981
  Depreciation                           7,369     6,842    15,302    13,943    29,668    26,615
  Other taxes                            2,546     2,732     5,289     5,851     7,509     9,261
    TOTAL OPERATING EXPENSES            65,386    58,464   200,677   169,570   346,997   305,797

    OPERATING INCOME (LOSS)             (2,063)     (537)   37,959    33,260    60,737    51,691

INTEREST AND OTHER INCOME                1,016     1,890     1,739     2,599     2,173     5,111

DEBT EXPENSE                            (4,465)   (3,901)   (8,807)   (8,173)  (17,271)  (16,594)

    INCOME (LOSS) BEFORE
      INCOME TAXES                      (5,512)   (2,548)   30,891    27,686    45,639    40,208

INCOME TAXES (CREDITS)                  (2,909)   (1,931)   11,185     9,452    15,179    11,519

    NET INCOME (LOSS)                  ($2,603)    ($617)  $19,706   $18,234   $30,460   $28,689